FORM 8-K - CURRENT REPORT

             (As last amended in Rel. No. 34-36968, eff. 08/13/92.)

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15 (D) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)       October 24, 1997
                                                ________________________________

                              Blessings Corporation
________________________________________________________________________________
             (Exact name of registrant as specified in its charter)

        Delaware                 1-4684                    13-5566477
________________________________________________________________________________
(name or other jurisdiction    (commission                (IRS employer
      of incorporation)        file number)              identification no.)

     200 Enterprise Drive, Newport News, VA                  23603
________________________________________________________________________________
    (address of principal executive offices)               (zip code)

Registrant's telephone number, including area code        (757) 887-2100
                                                  ______________________________
________________________________________________________________________________
         (former name or former address, if changed since last report.)


                          ____________________________


Item 5.           Other Events

     See the press release dated October 24, 1997, announcing that it had entered into a non-binding letter of intent to acquire the remaining 40% of its 60% owned subsidiary in Mexico, Nacional de Envases Plasticos, S. A. de C. V. (NEPSA).


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CONTACT: James P. Luke
                  Executive Vice President
                  Secretary / Treasurer


                              FOR IMMEDIATE RELEASE

     BLESSINGS CORPORATION ANNOUNCES ACQUISITION OF THE REMAINING 40% OF ITS MEXICAN SUBSIDIARY.

     NEWPORT NEWS, VIRGINIA, OCTOBER 24, 1997. Blessings Corporation (AMEX Symbol BCO) announced today that it had entered into a non-binding letter of intent to acquire the remaining 40% of its 60% owned subsidiary in Mexico, Nacional de Envases Plasticos, S. A. de C. V. (NEPSA). Blessings disclosed that it had agreed to a price of $18,500,000 for the remaining 40%, payable at closing. The execution of definitive documentation is expected to provide for a closing date of mid November, 1997.

         Dr. Elwood M. Miller, President and CEO of Blessings stated that, "We are delighted to be able to consummate the acquisition of 100% of NEPSA. NEPSA is the premier manufacturer of printed and converted product and extruded polyolefin films in Mexico and has amply demonstrated its market strength with its strong performance throughout the recent Mexican financial crisis. Despite initial currency translation losses from the devaluation of the Mexican peso in 1995 and 1996, NEPSA was able to sustain positive earnings and strong cash flow throughout the crisis. Had the 100% ownership of NEPSA been in effect during the first three quarters of fiscal year 1997 ending on September 30, 1997, the earnings per share of Blessings Corporation in that period would have been approximately $.74 per share versus the $.58 per share actually reported on September 30, 1997."

         Dr. Miller further reported that, "We have gained considerable experience and confidence over the past three years in our ability to manage this business. Senor Manuel Villarreal G. has demonstrated exceptional leadership in confronting the challenges of the Mexican economy and will continue as President and CEO of NEPSA under the 100% ownership by Blessings. As the Mexican economy continues its strong recovery from recession, we anticipate significant and increased contribution from NEPSA in the years ahead."

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Registrant:
                           ___________

                           BLESSINGS CORPORATION



                           By:           /s/  James P. Luke
                                      _______________________________________
                                      James P. Luke, Executive Vice President
                                      Secretary/Treasurer

Date:    November 3, 1997